  EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact Information:
Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC. ANNOUNCES AN INDUSTRY PRESENTATION BY MANAGEMENT IN DES MOINES, IOWA

DES MOINES, Iowa (September 23, 2010) – On Monday, September 27, 2010, Mr. Bruce G. Kelley, President and Chief Executive Officer, Mr. Mark E. Reese, Senior Vice President and Chief Financial Officer and various other members of the Company’s executive team will present a panel discussion at an industry fieldtrip sponsored by Sandler O’Neill + Partners L.P. The presentation will be held at the Renaissance Des Moines Savery Hotel at 3:30 p.m. central daylight time. A webcast of the presentation will not be available; however, presentation slides will be posted to the Company’s website at www.emcins.com/ir.

EMC Insurance Group Inc. is the publicly-held insurance holding company of Employers Mutual Casualty Company (Employers Mutual), a multiple-line property and casualty insurance company. Employers Mutual is an Iowa mutual insurance company licensed in all 50 states and the District of Columbia. Employers Mutual and all of its subsidiaries (including the Company) and an affiliate are referred to as the “EMC Insurance Companies.”  For more information, visit our website at www.emcins.com.